Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Select Tax-Free Income
Portfolio 3
33-48420
811-6693

An annual meeting of the
shareholders of the Nuveen Select
Tax-Free Income Portfolio was held
on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;


Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 11,891,997
Withhold 87,783

Lawrence H. Brown
For  11,886,822
Withhold 92,958

Jack B. Evans
For  11,890,411
Withhold  89,369

William C. Hunter
For 11,890,411
Withhold  89,369

David J. Kundert
For 11,892,913
Withhold  89,867

William J. Schneider
For 11,891,513
Withhold  88,267

Timothy R. Schwertfeger
For 11,892,756
Withhold  87,024

Judith M. Stockdale
For 11,891,613
Withhold  88,167

Eugene S. Sunshine
For  11,890,471
Withhold  89,309

5. approve a new Investment
6. Management Agreement .

The number of shares voted in the
affirmative:
11,798,664 and
the number of negative votes:
 89,692

Proxy materials are herein
 incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007672.